Simplicity Esports and Gaming Company Confirms Status as OTCQB Company

Boca Raton, Florida, December 6, 2019—Simplicity Esports and Gaming Company (OTCQB: WINR) (“Simplicity Esports”), an established brand within the esports industry and an operator of esports gaming centers, confirmed today that its common stock and certain warrants are quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbols “WINR” and “WINRW,” respectively.

About Simplicity Esports and Gaming Company:

Simplicity Esports and Gaming Company (OTCQB: WINR) is an established brand within the esports industry, competing and streaming in popular games across different genres, including PUBG®, Fortnite®, League of Legends®, Overwatch®, Gears of War®, Smite®, and various other titles. Additionally, Simplicity Esports operates Esports Gaming Centers that provide the public an opportunity to experience and enjoy gaming and esports in a social setting, regardless of skill or experience.

PUBG®, Fortnite®, League of Legends®, Overwatch®, Gears of War®, and Smite® are registered trademarks of their respective owners.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond Simplicity Esports’ control, including those set forth in the Risk Factors section of Simplicity Esports’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2019, as amended or updated from time to time. Copies are available on the SEC’s website at www.sec.gov. Simplicity Esports undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com